As filed with the Securities and Exchange Commission on April  16, 2009

Registration No. 0 -18460

__________________________________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________________

Post-Effective Amendment No. 1

To

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
____________________________

COMMUNITY CAPITAL CORPORATION
(Exact name of registrant as specified in its charter)

South Carolina	57-0866395
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

1402 C Highway 72 West
Greenwood, South Carolina	29646
(Address of principal executive offices)	(Zip code)

______________________________________

Community Capital Corporation
Employee Stock Ownership Plan
(with Code Section 401(k) Provisions)

(Full title of the plan)

________________________________________

WILLIAM G. STEVENS
President and Chief Executive Officer
1402 C Highway 72 West
Greenwood, South Carolina 29646
(864) 941-8200
(Name, address, and telephone number, including area code, of agent for service)

________________________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer, “ “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer      ☐                                      Accelerated filer                             ☐

Non-accelerated filer        ☑                                      Smaller reporting company           ☐
(Do not check if a smaller reporting company)

EXPLANATORY NOTE

On July 7, 1994, the Registrant filed with the Securities and Exchange Commission a Registration Statement on Form S-8 (Registration No.0-18460) for the Registrant’s Employee Stock Ownership Plan (containing Section 401(k) Provision) dated January 1, 1993 (the “Plan”).  The Plan was amended and restated on December 20, 2001 and thereafter further amended  (the “Amended Plan”).  The Amended Plan is attached hereto as Exhibit 10.84 and incorporated herein by reference.  This Post-Effective Amendment No. 1 (this “Amendment”) to the Registration Statement on Form S-8 is being filed to amend this Registration Statement and related prospectus to reference the Amended Plan, and to include Elliott Davis, LLC’s consent to the incorporation by reference into this Registration Statement and related prospectus of its report dated March 12, 2009, relating to the consolidated balance sheets of the Registrant dated as of December 31, 2008 and 2007 and the related consolidated statements of income, changes in shareholders’ equity and comprehensive income, and cash flows for each of the three years in the period ended December 31, 2008, which report is included in the 2008 Annual Report on Form 10-K of the Registrant, and to consent to the incorporation by reference in this Registration Statement of its report dated June 26, 2008 relating to the financial statements of net assets available for benefits of the Amended Plan as of December 31, 2007 and 2006, and the related financial statement of changes in net assets available for benefits for the year ended December 31, 2007, which report is included in the 2007 Annual Report on Form 11-K/A of Community Capital Corporation Employee Stock Ownership Plan.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents, filed by us with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

(a)	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed with the Securities and Exchange Commission on March 18, 2009;

(b)
The Community Capital Corporation Employee Stock Ownership Plan’s Annual Report on Form 11-K/A for the fiscal year ended December 31, 2007, filed with the Securities and Exchange Commission on June 30, 2008;

(c)	All other reports filed by us with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of our fiscal year ended December 31, 2008; and

(d)
The description of our common stock, $1.00 par value, contained in our Registration Statement on Form S-2 (File no. 333-18457), including any amendment or report filed for the purpose of updating such description.

In addition, all documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents.

Item 8. Exhibits.

Exhibit
Number	Description

3.1
Articles of Incorporation of Registrant (Incorporated by reference to Exhibit 3.1 filed in connection with the Registrant’s Registration Statement on Form S-4 on December 2, 2003 (File No. 333-110870)).

3.2
Articles of Amendment to Articles of Incorporation of Registrant (Incorporated by reference to Exhibit 3.2 filed in connection with the Registrant’s Registration Statement on Form S-4 onDecember 2, 2003 (File No.333-110870)).

3.3	Amended and Restated Bylaws of Registrant dated November 28, 2007 (Incorporated by reference to Exhibit 3.3 filed in connection with the Registrant’s Form 8-K on November 28, 2007).

3.4	First Amendment to Amended and Restated Bylaws of Registrant dated March 19, 2008 (Incorporated by reference to Exhibit 3.4 filed in connection with the Registrant’s Form 8-K filed on March 20, 2008)

5.1
Opinion of Nexsen Pruet, LLC (formerly Nexsen Pruet Jacobs & Pollard) (Incorporated by reference to Exhibit 5.1 filed in connection with the Registrant’s Registration Statement on Form S-8 on July 7, 1994 (File No. 8-18460)).

10.84	Community Capital Employee Stock Ownership Plan (With Code Section 401(k) Provisions) dated as of December 20, 2001, as amended (filed herewith)

23.1	Consent of Elliott Davis, LLC (filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenwood, State of South Carolina, on April 16, 2009.

COMMUNITY CAPITAL CORPORATION

By:	/s/ William G. Stevens
William G. Stevens President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ William G. Stevens	President, Chief Executive	April 16, 2009
William G. Stevens	Officer, and Director

/s/ R. Wesley Brewer	Chief Financial Officer, Executive	April 16, 2009
R. Wesley Brewer	Vice President, and Secretary

/s/ Patricia C. Hartung	Assistant Secretary and Director	April 16, 2009
Patricia C. Hartung

/s/ Harold Clinkscales, Jr.	Director	April 16, 2009
Harold Clinkscales, Jr.

/s/ Wayne Q. Justesen, Jr.	Director	April 16, 2009
Wayne Q. Justesen, Jr.

/s/ B. Marshall Keys	Director	April 16, 2009
B. Marshall Keys

/s/ Clinton C. Lemon, Jr.	Director	April 16, 2009
Clinton C. Lemon, Jr.

/s/ Miles Loadholt	Director	April 16, 2009
Miles Loadholt

/s/ Thomas C. Lynch, Jr.	Director	April 16, 2009
Thomas C. Lynch, Jr.

/s/ H. Edward Munnerlyn	Director	April 16, 2009
H. Edward Munnerlyn

/s/ George B. Park	Director	April 16, 2009
George B. Park

/s/ George D. Rodgers	Director	April 16, 2009
George D. Rodgers

/s/ Lex D. Walters	Director	April 16, 2009
Lex D. Walters

EXHIBIT INDEX

Exhibit
Number	Description

3.1
Articles of Incorporation of Registrant (Incorporated by reference to Exhibit 3.1 filed in connection with the Registrant’s Registration Statement on Form S-4 on December 2, 2003 (File No. 333-110870)).

3.2
Articles of Amendment to Articles of Incorporation of Registrant (Incorporated by reference to Exhibit 3.2 filed in connection with the Registrant’s Registration Statement on Form S-4 onDecember 2, 2003 (File No.333-110870)).

3.3	Amended and Restated Bylaws of Registrant dated November 28, 2007 (Incorporated by reference to Exhibit 3.3 filed in connection with the Registrant’s Form 8-K on November 28, 2007).

3.4	First Amendment to Amended and Restated Bylaws of Registrant dated March 19, 2008 (Incorporated by reference to Exhibit 3.4 filed in connection with the Registrant’s Form 8-K filed on March 20, 2008)

5.1
Opinion of Nexsen Pruet, LLC (formerly Nexsen Pruet Jacobs & Pollard) (Incorporated by reference to Exhibit 5.1 filed in connection with the Registrant’s Registration Statement on Form S-8 on July 7, 1994 (File No. 8-18460)).

10.84	Community Capital Employee Stock Ownership Plan (With Code Section 401(k) Provisions) dated as of December 20, 2001, as amended (filed herewith)

23.1	Consent of Elliott Davis, LLC (filed herewith)